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                                                           EXHIBIT 1.A.(5)(b)(4)

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[LOGO] MERRILL LYNCH      MERRILL LYNCH LIFE INSURANCE COMPANY      Little Rock,
                                                                      Arkansas

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                          ENDORSEMENT FOR GUARANTEED INTEREST DIVISION

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ENDORSEMENT SCHEDULE      Insured No. 1:                    Richard Roe

                          Insured No. 2:                    Jane Roe

                          Owner:                            Jane Roe

                          Issue Date:                       September 30, 1992

                          Policy Number:                    SPECIMEN

                          Endorsement Effective Date:       March 30, 1993

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                                  This endorsement adds or modifies certain
                                  provisions of the basic policy.  It is
                                  effective on the endorsement effective date shown on the above endorsement schedule.

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GUARANTEED INTEREST               Once this endorsement is elected, premiums
DIVISION and the investment base will be allocated to the guaranteed interest division of our general account. The guaranteed interest division is not a part of the separate account. Our general account contains all our assets except those in any of our separate accounts. Subject to applicable laws, we have sole discretion over the investments of the assets of our general account.

                                  Policy provisions applicable to investment divisions in the separate account also apply to the guaranteed interest division, except:
                                  -    No allocation of the investment base
                                       is permitted from the guaranteed interest division to the separate account.
                                  -    The amount allocated to the
                                       guaranteed interest division will
                                       earn interest at a declared interest
                                       rate.  We set declared interest
                                       rates from time to time.  For any
                                       amount allocated, we guarantee that
                                       a rate, once set, will remain in
                                       effect for at least one year.  The
                                       rate will not be less than 4%.
                                       Different portions of the investment
                                       base allocated to the guaranteed
                                       interest division may earn different
                                       rates.





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GUARANTEED INTEREST       -  Amounts borrowed, withdrawn, allocated to or
DIVISION (CONTINUED)         deducted from or repaid to the guaranteed interest
                             division are subject to our current rules. These rules govern the order in which amounts are allocated to the portions of the investment base earning the different declared interest rates.

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INVESTMENT BASE IN        The investment base allocated to the guaranteed
EACH INVESTMENT           interest division is calculated as specified in the
DIVISION                  INVESTMENT BASE IN EACH INVESTMENT DIVISION provision
                          in this policy except the last sentence in item (7)
                          is deleted and replaced by: All amounts in (7) will
                          be allocated to the guaranteed interest division.

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CASH VALUE BENEFITS       The CASH VALUE BENEFITS section in this policy is
                          modified by adding:

                          We reserve the right to delay payment of any cash value from the guaranteed interest division for up to six (6) months after we receive the request for surrender. We will credit interest at an annual rate of at least 4% on any payment deferred for 30 days or more.

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POLICY LOANS              The first paragraph of the EFFECT OF A LOAN section
                          is deleted and replaced by:

                          A loan will be transferred out of the guaranteed investment division and into our general account. The minimum annual rate of interest accrued on the loan amounts transferred to the general account is 4%. A repayment will be allocated to the guaranteed interest division.

                          The WHEN WE WILL MAKE THE LOAN section is modified by adding the following sentence to the end of the section:

                          We reserve the right to delay making the loan from the guaranteed interest division for up to six (6) months from the date we receive the request.

                          MERRILL LYNCH LIFE INSURANCE COMPANY


                           /s/ BARRY G. SKOLNICK           /s/ ANTHONY J. VESPA
                          --------------------------       --------------------------
                          Barry G. Skolnick, Secretary     Anthony J. Vespa, President





GIDVUL92                           SPECIMEN